PROSPECTUS

                               2,500,000 SHARES

                               [GRAPHIC OMITTED]

                                  COMMON STOCK

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MASTEC, INC. IS OFFERING 2,500,000 SHARES OF ITS COMMON STOCK.

                                 ---------------

MASTEC'S COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "MTZ." ON FEBRUARY 24, 2000, THE REPORTED LAST SALE PRICE OF MASTEC'S COMMON STOCK ON THE NEW YORK STOCK EXCHANGE WAS $56 5/16 PER SHARE.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

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                                PRICE $53 A SHARE

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                                      UNDERWRITING
                        PRICE TO     DISCOUNTS AND    PROCEEDS TO
                         PUBLIC       COMMISSIONS        MASTEC
                    --------------- --------------- ---------------
PER SHARE ......... $     53.000    $    2.597      $     50.403
TOTAL ............. $132,500,000    $6,492,500      $126,007,500

A SELLING SHAREHOLDER HAS GRANTED THE UNDERWRITERS THE RIGHT TO PURCHASE UP TO AN ADDITIONAL 375,000 SHARES OF COMMON STOCK TO COVER OVER-ALLOTMENTS. WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THESE ADDITIONAL SHARES.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MORGAN STANLEY & CO. INCORPORATED EXPECTS TO DELIVER THE SHARES TO PURCHASERS ON MARCH 1, 2000.

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MORGAN STANLEY DEAN WITTER

              JEFFERIES INTERNATIONAL LIMITED

                            MORGAN KEEGAN & COMPANY, INC.

FEBRUARY 24, 2000